EXHIBIT 32

CERTIFICATION PURSUANT TO

18. U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Seneca Foods Corporation (the "Registrant") on Form 10-K for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Paul L. Palmby, President, Chief Executive Officer, Michael S. Wolcott, Chief Financial Officer, and Timothy J. Benjamin, former Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Paul L. Palmby
Paul L. Palmby
President and Chief Executive Officer

June 13, 2023

By:	/s/ Michael S. Wolcott
Michael S. Wolcott
Senior Vice President, Chief Financial Officer and Treasurer

June 13, 2023

By:	/s/ Timothy J. Benjamin
Timothy J. Benjamin
Former Senior Vice President, Chief Financial Officer and Treasurer

June 13, 2023